EXHIBIT 10.3

AWARD AGREEMENT

Under The

Barrett Business Services, Inc.

2020 Stock Incentive Plan

RESTRICTED STOCK UNITS

(Deferred Compensation Match)

This Restricted Stock Units Award Agreement (this "Agreement"), effective as of the date indicated below,  evidences the award of Restricted Stock Units ("RSUs") to Participant under Article 9 of the Barrett Business Services, Inc., 2020 Stock Incentive Plan (the "Plan").

Corporation:	BARRETT BUSINESS SERVICES, INC.
Participant:	________________________________
Grant Date:	__________________
Number of RSUs:	__________________
Initial Value of Grant:

Based on the closing price of a Share of Common Stock on ___________, 20__, 35% of the dollar amount allocated to Participant's account and representing compensation deferred under the Corporation's Nonqualified Deferred Compensation Plan during the period beginning _____, 20 __, through ___________, 20__; provided that such value may not exceed $75,000 during a calendar year.

Vesting Date:	The fifth anniversary of the Grant Date.

The award represents an automatic grant of RSUs with the value indicated above.  Each RSU represents a hypothetical Share of Common Stock.  As a holder of RSUs, Participant will have only the rights of a general unsecured creditor of Corporation until delivery of Shares is made as specified in this Agreement.

The terms and conditions of this Award of RSUs are set forth on the following pages of this Agreement and are, in each instance, subject to the terms and conditions of the Plan.

This Agreement may be acknowledged and accepted by Participant by signing, scanning and returning a copy of this page by email.

________________________________ Participant	BARRETT BUSINESS SERVICES, INC. By ________________________________ Name ________________________________ Its ________________________________

AWARD AGREEMENT

Under The

Barrett Business Services, Inc.

2020 Stock Incentive Plan

RESTRICTED STOCK UNITS

(Deferred Compensation Match)

TERMS AND CONDITIONS

1.Defined Terms

When used in this Agreement, "Grant Date" means the date the RSUs are granted, which is reflected as the date of this Agreement.

Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

2.Terms of RSUs

The RSUs are subject to all the provisions of the Plan and to the following terms and conditions:

2.1Vesting.  Subject to the accelerated Vesting provisions of Section 2.3, the RSUs are initially unvested and, if not previously forfeited, will become fully vested and non-forfeitable on the Vesting Date shown on the first page of this Agreement.

2.2Requirement of Continuous Service.  Except as otherwise provided in this Agreement, in the event that Participant's Continuous Service is interrupted or terminated, all Restricted Shares not previously Vested will be forfeited immediately without payment of any kind to Participant.

2.3Acceleration of Vesting.  Notwithstanding Section 2.2, the RSUs will become fully Vested upon the occurrence of either:

(a)Participant's death or termination of employment by reason of Disability; or

(b)A Change in Control Date.

2.4Settlement.

(a)Generally.  Unless previously forfeited pursuant to Section 2.2 or otherwise provided by this Agreement, the RSUs will be settled on the Vesting Date or, if not a business day, on the first business day thereafter (the "Settlement Date"), by the delivery to

Participant of an unrestricted certificate for a number of Shares of Common Stock equal to the RSUs granted under this Award. Shares issued upon settlement of RSUs may be subject to additional transfer restrictions as provided in this Agreement.

(b)On Change in Control Date.   RSUs that Vest on a Change in Control Date will be settled in cash in lieu of Shares, with the settlement value of each RSU calculated as the Fair Market Value of a Share on the Change in Control Date.

2.5Other Documents.  Participant will be required to furnish to Corporation before settlement such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

2.6RSUs Not Transferable.  Except as provided in Section 6.5(d) of the Plan, neither the RSUs, nor this Agreement, nor any interest or right in the RSUs or this Agreement, may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the RSUs have been settled as provided in this Agreement.  Neither the RSUs nor any interest or right in the RSUs will be liable for the debts, obligations, contracts or engagements of Participant or Participant’s successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition will be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.  Shares issued upon settlement of RSUs may be subject to additional transfer restrictions as provided in this Agreement.

2.7Rights as Stockholder.  Prior to the issuance of a certificate for Shares of Common Stock in settlement of the RSUs, Participant will have no rights as a stockholder of Corporation with respect to this Agreement or the RSUs.

3.Tax Withholding and Reimbursement

Participant is responsible for the payment of all federal, state and local withholding taxes and Participant's portion of any applicable payroll taxes imposed in connection with the settlement of the RSUs and the issuance of Shares (collectively, the "Applicable Taxes").  To satisfy this obligation, Corporation will withhold a number of unrestricted Shares (thus reducing the number of unrestricted Shares to be issued to Participant) having a Fair Market Value (as of the Settlement Date) equal to the total amount of Applicable Taxes on the compensation income realized upon settlement of the Award; provided, that the Fair Market Value of Shares so withheld will in no event exceed the amount calculated based on the maximum individual tax rates in the jurisdictions applicable to Participant.

4.Conditions Precedent

Corporation will not be required to issue any Shares upon Vesting of the RSUs, or any portion thereof, until Corporation has taken any action required to comply with all applicable laws, rules and regulations. Such action may include, without limitation, (a) registering or qualifying such Shares under any state or federal law or under the rules of any securities exchange or association, (b) satisfying any law or rule relating to the transfer of unregistered securities or demonstrating the availability of an exemption from any such law, (c) placing a restrictive legend or stop-transfer instructions on the Shares issued upon settlement of the Award, or (d) obtaining the consent or approval of any governmental or regulatory body.

5.Successorship

Subject to restrictions on transferability set forth in the Plan, this Agreement will be binding upon and benefit the parties, their successors and assigns.

6.Notices

Any notices under this Agreement must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation's records or to such other address as a party may certify by notice to the other party.

7.Arbitration

Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration administered by and in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc. The place of arbitration will be Multnomah County, Oregon. The award rendered by the arbitrator will be final and binding, and judgment may be entered on the award in any court having jurisdiction.

8.Attorney Fees

In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorney fees in connection with such suit, action, or arbitration, and in any appeal.  The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

9.Clawback/Recovery

Compensation paid to the Participant under this Award is subject to recoupment in accordance with any clawback policy of Corporation in effect from time to time, including the compensation recovery policy adopted by the Board on April 22, 2020, and any replacement or additional policy adopted after the date of this Agreement, as well as any similar requirement of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002, and rules adopted by a governmental agency or applicable securities exchange under any such law.  Participant agrees to promptly repay or return any such compensation as directed by Corporation under any such clawback policy or requirement, including the value received from a disposition of Shares acquired pursuant to this Award.

10.Code Section 409A

This Agreement and the Award are intended to be exempt from the requirements of Code Section 409A by reason of all payments being "short-term deferrals" within the meaning of Treas. Reg. § 1.409A-1(b)(4).  All provisions of this Agreement shall be interpreted in a manner consistent with preserving this exemption. In no event will Corporation be liable for any tax, interest, or penalties that may be imposed on Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.